Exhibit 99.1

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President
818-713-1000

ZENITH DECLARES QUARTERLY AND EXTRA DIVIDEND

TOTALING $1.50

WOODLAND HILLS, CALIFORNIA, December 6, 2007 .. . . . . . . . . . . . . . . . . . The Board of Directors of Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.50 per share on its outstanding shares of common stock. In addition, the Board of Directors declared an extra dividend of $1.00 per share on its outstanding shares of common stock. The regular dividend of $0.50 per share will be payable February 14, 2008 to stockholders of record at the close of business on January 31, 2008. The extra dividend of $1.00 per share will be payable December 21, 2007 to stockholders of record at the close of business on December 17, 2007.